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                                                          EXHIBIT 10.15(b)

                                                            (DELTA LOGO)

                                                            INTERNAL MEMORANDUM

                                                            DATE: MARCH 15, 2006


TO:         Delta Officers and Directors

FROM:       Rob Kight, Vice President -- Compensation and Benefits

SUBJECT:    NEW DELTA SEVERANCE PLAN FOR OFFICERS AND DIRECTORS

On February 22nd, the bankruptcy court approved the Delta Air Lines, Inc. Director and Officer Severance Plan (the "SEVERANCE PLAN") which had previously been adopted by the Delta Air Lines, Inc. Board of Directors. This memo serves as your notification that, based on your current status, you are designated as eligible to participate in the Severance Plan, subject to the terms of this memo and the terms of the Severance Plan, a copy of which is attached.

Under the terms of the Severance Plan, your eligibility to participate in the Severance Plan is conditioned on your relinquishment and release of claims to any other severance arrangements to which you may be a party or for which you may be otherwise eligible. This memo, signed by you and promptly returned as set forth below, creates your contractual entitlement to participate in the Severance Plan, subject to its terms. Because your right, if any, to receive benefits under the Severance Plan will be determined at the time a potentially qualifying event occurs, and will be based on the terms of the Severance Plan, your submission of this memo does not guarantee that you will receive benefits under the Severance Plan. In order to receive benefits under the Severance Plan, you must also meet all other criteria of the Plan.

By signing this memo, (i) you acknowledge that you have carefully reviewed this memo and the terms of the Severance Plan, asked for any clarifications that you deemed necessary to make an informed decision from the authorized Delta human resources personnel listed below in this memo and sought any necessary advice from your personal legal or financial advisors and (ii) notwithstanding anything in any other agreement, understanding, plan or program to the contrary, you hereby relinquish and fully release any rights or claims to any other severance benefit to which you may be or may become entitled pursuant to any arrangement, plan or program of a Delta Employer (as defined in the Severance Plan) in effect as of the date hereof, including, without limitation, any benefits under an Executive Retention Protection Agreement, if applicable.




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New Delta Severance Plan for Officers and Directors
Page 2
March 15, 2006


PLEASE INDICATE YOUR ELECTION TO BECOME ELIGIBLE TO PARTICIPATE IN THE SEVERANCE PLAN AND YOUR AGREEMENT TO THE ACKNOWLEDGEMENT, RELINQUISHMENT AND RELEASE SET FORTH ABOVE BY PRINTING, SIGNING, DATING AND RETURNING ONE COPY OF THIS MEMO AS SOON AS POSSIBLE, AND NO LATER THAN MARCH 24, 2006. You should send the memo via inter-office mail to the attention of Craig Whipple, Department 936, or to Melinda Graves, Department 948. You should retain a copy for your records.

If you have any questions regarding the Severance Plan or your eligibility to participate in it, please do not hesitate to call me, Cynthia Per-Lee or Beth Johnston as soon as possible.








ACKNOWLEDGEMENT, RELINQUISHMENT AND RELEASE:

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Signature

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Name (Please print)

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Date